Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-265347 and 333-261922) on Form S-3 and (No. 333-261693) on Form S-8 of our report dated March 14, 2023, with respect to the consolidated financial statements of Vacasa, Inc.

/s/ KPMG LLP

Portland, Oregon
March 14, 2023